     As filed with the Securities and Exchange Commission on April 30, 2002
                                                      Registration No. 333-58692


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MILLENNIUM CELL INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-3726792
                      (I.R.S. Employer Identification No.)

1 INDUSTRIAL WAY WEST, EATONTOWN, NEW JERSEY                           07724
  (Address of Principal Executive Offices)                           (Zip Code)

                              MILLENNIUM CELL INC.
                              401(K) PLAN AND TRUST
                            (Full Title of the Plan)

                                 STEPHEN S. TANG
                             CHIEF EXECUTIVE OFFICER
                              MILLENNIUM CELL INC.
                              1 INDUSTRIAL WAY WEST
                           EATONTOWN, NEW JERSEY 07724
                     (Name and Address of Agent for Service)

                                 (732) 524-4000
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                                ALYCE C. HALCHAK
                 GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE
                              ONE RIVERFRONT PLAZA
                            NEWARK, NEW JERSEY 07102
                                 (973) 596-4500

         On April 11, 2001, Millennium Cell, Inc. (the "Company") filed a registration statement on Form S-8 (File No. 333-58692) (the "Registration Statement") covering 125,000 shares of the Company's Common Stock to be issued pursuant to the Millenium Cell, Inc. 401(k) Plan and Trust (the "Plan"). The Registration Statement also registered an indeterminate amount of interests to be offered or sold pursuant to the Plan. The Registrant respectfully requests that the Securities and Exchange Commission (the "Commission") remove from registration the interests to be offered and sold pursuant to the Plan. Accordingly, the Company hereby deregisters an indeterminate amount of such interests.

         The Post Effective Amendment No. 1 is also filed to reflect a consent of Ernst & Young, LLP filed as Exhibit 23.1.

PART II. Information Required In the Registration Statement.

         Reference is made to Exhibit Index.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eatontown, State of New Jersey, on the 29th day of April, 2002.


                                      MILLENNIUM CELL INC.


                                      By:   /s/      Norman R. Harpster, Jr.
                                         --------------------------------------
                                            Name:    Norman R. Harpster, Jr.
                                            Title:   Chief Financial Officer,
                                                     Vice President of Finance
                                                     and Corporate Secretary

                  Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                          DATE                                TITLE
         ---------                          ----                                -----
/s/    Stephen S. Tang                  April 29, 2002          Chief Executive Officer, President and
---------------------------------                               Director (Principal Executive Officer)
       Stephen S. Tang


/s/    Norman R. Harpster, Jr.          April 29, 2002          Chief Financial Officer, Vice President of
---------------------------------                               Finance and Corporate Secretary
       Norman R. Harpster, Jr.                                  (Principal Financial Officer)



/s/    John D. Giolli                   April 29, 2002                          Controller
---------------------------------
       John D. Giolli


/s/    Steven C. Amendola*              April 29, 2002                          Director
---------------------------------
       Steven C. Amendola


/s/    G. Chris Anderson*               April 29, 2002                          Director
---------------------------------
       G. Chris Anderson

/s/    Kenneth R. Baker*                 April 29, 2002                         Director
---------------------------------
       Kenneth R. Baker

/s/    William H. Fike*                 April 29, 2002                          Director
---------------------------------
       William H. Fike


/s/    Alexander MacLachlan*            April 29, 2002                          Director
---------------------------------
       Alexander MacLachlan


/s/    Zoltan Merszei*                  April 29, 2002                          Director
---------------------------------
       Zoltan Merszei


/s/    H. David Ramm*                   April 29, 2002                          Director
---------------------------------
       H. David Ramm


/s/    James L. Rawlings*               April 29, 2002                          Director
---------------------------------
       James L. Rawlings


*By:/s/ Norman R. Harpster, Jr.         April 29,2002
---------------------------------
         Norman R. Harpster, Jr.
         Attorney-in-Fact


         Pursuant to the requirements of the Securities Act, the Plan Administrator of the Millennium Cell, Inc. 401(k) Plan and Trust has caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eatontown, State of New Jersey, on this 29th day of April, 2002.


                                      MILLENNIUM CELL INC.


                                      By:   /s/      Norman R. Harpster, Jr.
                                         --------------------------------------
                                            Name:    Norman R. Harpster, Jr.
                                            Title:   Chief Financial Officer,
                                                     Vice President of Finance
                                                     and Corporate Secretary

                                  EXHIBIT INDEX

                   EXHIBIT NUMBER                DESCRIPTION
                        23.1              Consent of Ernst & Young